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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of Credit Acceptance Corporation on Form S-8 of our reports dated January 31, 2003 and September 23, 2003, appearing in the Annual Report on Form 10-K of Credit Acceptance Corporation for the year ended December 31, 2002 and in the Annual Report on Form 11-K of the Credit Acceptance Corporation 401(k) Profit Sharing Plan and Trust for the year ended December 31, 2002, respectively.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


Detroit, Michigan
January 9, 2004